UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

DEER VALLEY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Florida	00114800	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer
		Identification Number)

4218 W. Linebaugh Avenue, Tampa, FL	33624
(Address of principal executive offices)	(Zip code)

 (813) 885-5998
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiary, Deer Valley Homebuilders, Inc., an Alabama corporation.  Specific discussions or comments relating to Deer Valley Corporation will reference the “Deer Valley Corporation,” and  those relating to Deer Valley Homebuilders, Inc. will be referred to as “DVH.”

Item 1.01   Entry into a Material Definitive Agreement

On November 19, 2007, the Company entered into an amendment to the Earnout Agreement dated January 18, 2006, with the original founders (the “Founders”), now the core operating management for the Company’s wholly owned subsidiary, Deer Valley Homebuilders, Inc. (the “Earnout Amendment”).

In exchange for the elimination of future performance based cash accruals that were expected to total an additional $2 million over the next 12 to 36 months, the Company will issue to the Founders two million shares of Deer Valley’s common stock. In addition, accrued liabilities, expected to have totaled approximately $2.75 million by December 31, 2007, will be paid to the Founders just prior to year end.  The common stock will be held in escrow for a period of approximately three and one half years. The final number of shares released to recipients may be reduced in accordance with vesting requirements if the original earnout criteria is not met.  For those shares that are ultimately released, if the open market price of the shares at the time of the release should be less than $1.00/share, the Company has agreed to either issue additional shares or pay a cash amount equal to the difference between $1.00 and the share price.

Item 3.02   Unregistered Sales of Equity Securities

See Item 1.01 above for description of unregistered securities issued by the Company and placed in escrow by the Founders.  The issuance of such common stock was effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act, as amended, and in Section 4(2) of the Securities Act, as amended.

Exhibit No.	Description

10.1	First Amendment to Earnout Agreement dated November 19, 2007

10.2	Escrow Agreement dated November 19, 2007

99.1	Press release titled “Deer Valley Corporation Modifies Earn-Out Agreement To Reduce Accrued Liabilities and To More Tightly Align Management Incentives With Increasing Share Value”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By: /s/ Charlie Masters
Name: Charles G. Masters
Title: President, Chief Executive Officer
Dated: November 21, 2007